Exhibit 99.1

BBX Capital Corporation Reports Financial Results

For the First Quarter, 2019

FORT LAUDERDALE, Florida – May 6, 2019, BBX Capital Corporation (NYSE: BBX, OTCQX: BBXTB) (“BBX Capital” or the “Company”) reported today its financial results for the quarter ended March 31, 2019.

Selected highlights of BBX Capital’s consolidated financial results include:

First Quarter 2019 Compared to First Quarter 2018:

•	Total consolidated revenues of $221.1 million vs. $218.1 million
•	Net income attributable to shareholders of $1.5 million vs. $11.1 million
•	Diluted earnings per share of $0.02 vs. $0.11
•	Free cash flow outflows of $16.3 million vs. $9.8 million (1)
•	Adjusted EBITDA of $13.1 million vs. $25.0 million (2)
(1)

See the supplemental tables included in this release for a reconciliation of BBX Capital’s cash flow from operating activities to free cash flow.  Free cash flow is defined as cash provided by operating activities less capital expenditures for property and equipment.

(2)	See the supplemental tables included in this release for a reconciliation of BBX Capital’s net income to adjusted EBITDA.

Balance Sheet as of March 31, 2019 Compared to December 31, 2018

•	Total consolidated assets of $1.8 billion vs. $1.7 billion
•	Total shareholders' equity of $550.9 million vs. $549.6 million
•	Fully diluted book value per share of $5.60 vs. $5.70

Alan B. Levan, Chairman and Chief Executive Officer of BBX Capital, commented on the Company’s primary holdings which include Bluegreen Vacations Corporation, BBX Capital Real Estate, Renin Holdings, and IT’SUGAR:

Bluegreen Vacations

“Bluegreen Vacations has continued its focus on expansion and improvement of its operating platform with the goal of positioning Bluegreen for future growth.  While system wide sales and net income was down compared to prior year quarter, Bluegreen’s sale of vacation packages increased over the comparable 2018 period which we consider a positive leading indicator for vacation ownership interest (“VOI”) sales in future periods.   And while vacation packages sold through its Bass Pro marketing channel increased approximately 23% quarter over quarter, Bluegreen is continuing to explore new opportunities to grow partnerships and alliances, aiming to broaden its marketing and distribution channels with the objective of increasing its market penetration and branding.   Separately, Bluegreen also experienced quarter over quarter improvements in sales volume per guest (“VPG”) and average sales price per transaction.  In addition, Bluegreen’s other fee-based services revenue continued to grow, rising to $29.6 million during the period, primarily due to additional resorts under management and fee increases under certain existing management contracts.

BBX Capital Real Estate

“BBX Capital Real Estate continued the development of its Beacon Lake Community in St. Johns County, Florida.   During the first quarter of 2019, the remaining 51 developed lots in Phase 1 of the project were sold to homebuilders.   Additionally, BBX Capital Real Estate is currently developing lots within Phase II of its Beacon Lake Community, which is expected to include approximately 400 single-family homes and 196 townhomes.   Sales of Phase II lots are anticipated to commence during the first quarter of 2020.

More recently, subsequent to quarter end,  BBX Capital Real Estate sold its interest in PGA Station, a mixed-use project located on PGA Boulevard in Palm Beach Gardens, Florida,  and its RoboVault self-storage facility in Fort Lauderdale.

Renin Holdings

“Renin continued its retail and online growth initiatives through sales of its products at Lowes, Home Depot, Wayfair and Costco.  As a result, Renin’s trade sales grew to $19.3 million and gross margin rose to $4.2 million during the first quarter of 2019.

IT’SUGAR

“IT’SUGAR, one of the largest specialty candy retailers in the world, delivered solid trade sales rising to $17.2 million during the first quarter of 2019.   The growth in trade sales was due in part to new stores opened in the second half of 2018, as well as FAO Schweetz, the “retail-tainment” experience operated by IT’SUGAR within the FAO Schwarz flagship store in New York City at 30 Rockefeller Plaza.

 “As we have stated each quarter, since many of BBX Capital’s assets do not generate income on a regular or predictable basis, our objective continues to be long term growth as measured by increases in book value and intrinsic value over time.  Our goal remains to streamline our business verticals so that our business model can be more easily analyzed and followed by the markets.  To this end, we are continuing to review and evaluate the performance of our investments and consider transactions involving the sale or a spin-off of assets, investments or subsidiaries,” Levan concluded.

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For more complete and detailed information regarding BBX Capital and its financial results, business, operations, investments and risks, please see BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019,  which will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com, upon filing with the SEC.

Non-GAAP Financial Measures:  The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, System-wide Sales of VOIs, and Free Cash Flow.  Please see the supplemental tables for how these terms are defined and for reconciliations of such measures to the most comparable GAAP financial measures.

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The following selected information relates to the operating activities of Bluegreen Vacations Corporation (“Bluegreen Vacations” or “Bluegreen”),  BBX Capital Real Estate,  LLC (“BBXRE”), Renin Holdings, LLC (“Renin”), and IT’SUGAR, LLC (“IT’SUGAR”).

Bluegreen Vacations -  Selected Financial Data

Selected highlights of Bluegreen Vacations’ financial results include:

First Quarter 2019 Compared to First Quarter 2018:

•	Sales of VOIs of $51.7 million vs. $56.1 million
•	System-wide sales of VOIs of $129.7 million vs. $132.8 million (1)
•	Other fee-based services revenue of $29.6 million vs. $28.0 million
•	Income before income taxes of $22.2 million vs. $30.8 million
•	Adjusted EBITDA of $26.2 million vs. $33.3 million (2)
•	Free cash flow of $3.4 million vs. $8.0 million (3)
(1)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s Sales of VOIs to System-wide sales of VOIs.
(2)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s net income to Adjusted EBITDA.
(3)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s cash flow from operating activities to free cash flow.

In addition to BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2018,  more complete and detailed information regarding Bluegreen Vacations and its financial results, business, operations and risks can be found in Bluegreen Vacations’ Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which is available to view on the SEC's website, https://www.sec.gov, and on Bluegreen Vacations’ website, www.BluegreenVacations.com.

BBX Capital Real Estate -  Selected Financial Data

Selected highlights of BBX Capital Real Estate’s financial results include:

First Quarter 2019 Compared to First Quarter 2018:

•	Revenues of $6.6 million vs. $12.8 million
•	Pre-tax income from sales of real estate inventory of $1.6 million vs. $2.2 million
•	Equity in net (losses) earnings of unconsolidated real estate joint ventures of ($17,000) vs. $1.3 million
•	Income before income taxes of $2.4 million vs. $12.1 million

BBX Capital Real Estate’s (“BBXRE”) results for the quarter ended March 31, 2019 as compared to the same 2018 period primarily reflected a decrease in interest income and recoveries due to the lower balances held in its legacy asset portfolio and in the impact of the timing of disposition activity within its real estate portfolio as the 2018 period included the sale of a student housing complex and the sale of a retail building by its PGA Design Center joint venture.

During the first quarter of 2019, the remaining 51 lots in Phase I of the Beacon Lake Community project in St. Johns County, Florida, were sold compared to 83 lots sold in the 2018 period.  As discussed above, BBXRE is currently developing Phase II of its Beacon Lake Community and sales of Phase II lots are anticipated to commence during the first quarter of 2020.

Subsequent to March 31, 2019, BBXRE monetized various investments in its real estate portfolio, including the sale of RoboVault, a self-storage facility located in Fort Lauderdale, Florida, and its properties in PGA Station.   In addition, a joint venture sponsored by the Altman Companies, and in which BBXRE has an investment,  sold Altis at Lakeline, a 354-unit multifamily apartment community located in Cedar Park, Texas.

Renin - Selected Financial Data

Selected highlights of Renin’s financial results include:

First Quarter 2019 Compared to First Quarter 2018:

•	Trade sales of $19.3 million vs. $15.0 million
•	Gross margin of $4.2 million vs. $2.8 million
•	Gross margin percentage of 21.8% vs. 18.7%
•	Income before income taxes of $1.1 million vs. a loss before income taxes of $30,000
•	Adjusted EBITDA of $1.6 million vs $0.6 million (1)
(1)	See the supplemental tables included in this release for a reconciliation of Renin’s net income to Adjusted EBITDA.

Renin’s operating results for the quarter ended March 31, 2019 reflected an increase in trade sales and gross margin primarily associated with higher sales volume from Renin’s retail channel customers, including barn door and closet door products, partially offset by an increase in selling, general, and administrative expenses reflecting higher marketing expenses associated with advertising programs for certain of its retail channel customers.

IT’SUGAR- Selected Financial Data

Selected highlights of IT’SUGAR’s financial results include:

First Quarter 2019 Compared to First Quarter 2018:

•	Trade sales of $17.2 million vs. $16.7 million
•	Gross margin of $6.0 million vs. $6.1 million
•	Gross margin percentage of 34.9% vs. 36.5%
•	Loss before income taxes of $1.9 million for both periods
•	Adjusted EBITDA of ($0.8) million for both periods (1)
(1)	See the supplemental tables included in this release for a reconciliation of IT’SUGAR’s net income to Adjusted EBITDA.

IT'SUGAR's operating results for the quarter ended March 31, 2019 reflected an increase in trade sales primarily associated with the opening of new locations during the second half of 2018, including the FAO Schweetz location in New York City operated by IT’SUGAR, partially offset by an overall increase in store occupancy costs, which resulted in a decline in gross margin.

Other Investments

The Company also has other investments in various operating businesses, including restaurant locations throughout Florida and companies in the confectionery industry. The businesses generated aggregate losses before income taxes of $2.7 million and $3.5 million during the three months ended March 31, 2019 and 2018,  respectively.  Although the Company expects to continue to incur losses from these businesses during 2019, the operating results for these businesses for the quarter ended March 31, 2019 as compared to the 2018 period reflect the Company’s efforts during 2018 to reduce the size of certain of its businesses in the confectionery industry, including the closure of manufacturing facilities and a reduction in personnel and infrastructure.

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About BBX Capital Corporation: BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB) is a Florida-based diversified holding company whose principal investments include Bluegreen Vacations Corporation (NYSE: BXG), BBX Capital Real Estate, Renin Holdings, and IT’SUGAR. For additional information, please visit www.BBXCapital.com.

About Bluegreen Vacations Corporation: Bluegreen Vacations Corporation (NYSE: BXG) is  a leading vacation ownership company that markets and sells vacation ownership interests (VOIs) and manages resorts in top leisure and urban destinations. The Bluegreen Vacation Club is a  flexible, points-based, deeded vacation ownership plan with approximately 217,000 owners, 69 Club and Club Associate Resorts and access to over 11,000 other hotels and resorts through partnerships and exchange networks as of March 31, 2019. Bluegreen Vacations also offers a  portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services, to or on behalf of third parties. Bluegreen is approximately 90% owned by BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB),  a diversified holding company.  For further information, visit www.BluegreenVacations.com.

BBX Capital Corporation Contact Info:

Investor Relations: Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300,  Email: LHinkley@BBXCapital.com

Media Relations Contacts: Kip Hunter Marketing, 954-765-1329, Nicole Lewis / Shannon O’Malley Email: nicole@kiphuntermarketing.com,  shannon@kiphuntermarketing.com

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This press release contains forward-looking statements based largely on current expectations of BBX Capital or its subsidiaries that involve a number of risks and uncertainties.  All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements.  Forward-looking statements may be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import.  The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  We can give no assurance that such expectations will prove to have been correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein.  Forward-looking statements are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control and the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made.  This press release also contains information regarding the past performance of the Company, its subsidiaries and their respective investments and operations, and the reader should note that prior or current performance is not a guarantee or indication of future performance.  Future results could differ materially as a result of a variety of risks and uncertainties. Some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which the Company operates, including the development, operation, management and investment in residential and commercial real estate, the resort development and vacation ownership industries in which Bluegreen operates, the home improvement industry in which Renin operates, and the sugar and confectionery industry in which IT’SUGAR operates,  as well as the pizza franchise and fast-casual restaurant industry in which the Company is a franchisee of  MOD Pizza restaurants.  Risks and uncertainties include, without limitation, the risks and uncertainties affecting BBX Capital and its subsidiaries, and their respective results, operations, markets, products, services and business strategies, including risks associated with the ability to successfully implement currently anticipated plans and generate earnings, long term growth, and increased value; the risk that BBX Capital’s efforts to streamline its businesses and reduce losses may not be successful or achieve the anticipated or desired benefits; the performance of entities of which BBX Capital has acquired or in which it has made investments may not be profitable or perform as anticipated; BBX Capital is dependent upon dividends from its subsidiaries, principally Bluegreen, to fund its operations; BBX Capital’s subsidiaries may not be in a position to pay dividends, dividend payments may be subject to certain restrictions, including restrictions contained in debt instruments, and may be subject to declaration by such subsidiary’s board of directors or managers; the risks relating to acquisitions, including acquisitions in diverse activities, including the risk that they will not perform as expected and will adversely impact the Company’s results; risks relating to the monetization of BBX Capital’s legacy assets; and risks related to litigation and other legal proceedings involving BBX Capital and its subsidiaries.  The Company’s investment in Bluegreen Vacations Corporation exposes the Company to risks of Bluegreen’s business including risks relating to its ability to increase VOI sales and profitability and risks inherent in the vacation ownership industry,  risks relating to its operations and its relationships with its strategic partners including its dispute with Bass Pro and its ability to successfully grow new marketing partnerships and alliances, as well as other risks relating to the ownership of Bluegreen’s common stock, including those described in Bluegreen’s Annual and Quarterly Reports filed with the SEC.  In addition, with respect to BBX Capital Real Estate, Renin, IT’SUGAR, and its other investments in operating businesses,  the risks and uncertainties include risks relating to the real estate market and real estate development, the risk that joint venture partners may not fulfill their obligations and the projects may not be developed as anticipated or be profitable, and the risk that contractual commitments may not be completed on the terms provided or at all; risks relating to acquisition and performance of operating businesses, including integration risks, risks regarding achieving profitability, foreign currency transaction risk, goodwill and other intangible impairment risks, risks relating to restructurings and restated charges, and the risk that assets may be disposed of at a loss; risks related to the Company’s MOD Pizza franchise activities, including that stores may not be opened when or in the number expected and that the stores once opened may not be profitable or otherwise perform as expected.  Further, this press release contains forward-looking statements relating to the Company’s intention to take Bluegreen Vacations private through a statutory short-form merger under Florida law,  which are subject to risks and uncertainties including, but not limited to, that the merger may not be consummated when expected or at all, that BBX Capital may not realize the benefits expected from the merger to the extent anticipated  or at all, and risks relating to the exercise of appraisal rights, including that the fair value of Bluegreen’s common stock determined in accordance with Florida’s appraisal rights statutes may be greater or less than the per share merger consideration and that Bluegreen’s shareholder would be entitled to receive pursuant to the merger.    Reference is also made to the other risks and uncertainties described in BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com, upon filing with the SEC.  The Company cautions that the foregoing factors are not exclusive, and that the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made.

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The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended March  31, 2019 (in thousands):

Revenues:	Bluegreen	BBX Capital Real Estate	Renin	IT'SUGAR	Other	Reconciling Items and Eliminations	Segment Total
Sales of VOIs	$51,731	-	-	-	-	-	51,731
Fee-based sales commissions	45,212	-	-	-	-	-	45,212
Other fee-based services	29,568	-	-	-	-	-	29,568
Cost reimbursements	20,236	-	-	-	-	-	20,236
Trade sales	-	-	19,343	17,215	9,435	(9)	45,984
Sales of real estate inventory	-	4,236	-	-	-	-	4,236
Interest income	22,008	202	-	-	39	(834)	21,415
Net gains on sales of real estate assets	-	1,332	-	-	-	-	1,332
Other revenue	89	846	-	210	470	(272)	1,343
Total revenues	168,844	6,616	19,343	17,425	9,944	(1,115)	221,057
Costs and expenses:
Cost of VOIs sold	3,848	-	-	-	-	-	3,848
Cost of other fee-based services	22,868	-	-	-	-	-	22,868
Cost reimbursements	20,236	-	-	-	-	-	20,236
Cost of trade sales	-	-	15,117	11,220	5,962	(9)	32,290
Cost of real estate inventory sold	-	2,643	-	-	-	-	2,643
Interest expense	9,506	-	140	22	22	1,458	11,148
Recoveries from loan losses, net	-	(961)	-	-	-	-	(961)
Impairment losses	-	-	-	-	618	-	618
Selling, general and administrative expenses	90,214	2,494	3,035	8,106	6,041	12,103	121,993
Total costs and expenses	146,672	4,176	18,292	19,348	12,643	13,552	214,683
Equity in net losses of unconsolidated real estate joint ventures	-	(17)	-	-	-	-	(17)
Foreign exchange gain	-	-	5	-	-	-	5
Income (loss) before income taxes	22,172	2,423	1,056	(1,923)	(2,699)	(14,667)	6,362

The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended March  31, 2018 (in thousands):

	Bluegreen	BBX Capital Real Estate	Renin	IT'SUGAR	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Sales of VOIs	$56,141	-	-	-	-	-	56,141
Fee-based sales commissions	45,854	-	-	-	-	-	45,854
Other fee-based services	28,024	-	-	-	-	-	28,024
Cost reimbursements	16,200	-	-	-	-	-	16,200
Trade sales	-	-	14,985	16,681	6,736	(2)	38,400
Sales of real estate inventory	-	6,409	-	-	-	-	6,409
Interest income	21,122	1,534	-	1	31	(771)	21,917
Net gains on sales of real estate assets	-	4,069	1	-	-	-	4,070
Other revenue	181	739	-	18	304	(193)	1,049
Total revenues	167,522	12,751	14,986	16,700	7,071	(966)	218,064
Costs and expenses:
Cost of VOIs sold	1,812	-	-	-	-	-	1,812
Cost of other fee-based services	17,411	-	-	-	-	-	17,411
Cost reimbursements	16,200	-	-	-	-	-	16,200
Cost of trade sales	-	-	12,150	10,559	5,209	(2)	27,916
Cost of real estate inventory sold	-	4,247	-	-	-	-	4,247
Interest expense	7,767	-	158		89	1,177	9,191
Recoveries from loan losses, net	-	(4,813)	-	-	-	-	(4,813)
Impairment losses	-	45	-	-	187	-	232
Selling, general and administrative expenses	93,549	2,485	2,760	8,075	5,081	12,948	124,898
Total costs and expenses	136,739	1,964	15,068	18,634	10,566	14,123	197,094
Equity in net earnings of unconsolidated real estate joint ventures	-	1,280	-	-	-	-	1,280
Foreign exchange loss	-	-	52	-	-	-	52
Income (loss) before income taxes	$30,783	12,067	(30)	(1,934)	(3,495)	(15,089)	22,302

The following supplemental table presents Bluegreen’s System-wide sales of VOIs  (1) for the three months March 31, 2019 and 2018 as well as a reconciliation of Bluegreen’s Sales of VOIs to its System-wide sales of VOIs (unaudited) (in thousands):

	For the Three Months Ended
	March 31,
	2019	2018
Sales of VOIs	$51,731	56,141
Provision for loan losses	11,153	8,019
Gross Sales of VOI's	62,884	64,160
Plus: Fee-based sales	66,794	68,684
System-wide sales of VOIs, net	$129,678	132,844

(1)    System-wide Sales of VOIs is a non-GAAP measure and represents all sales of VOIs, whether owned by Bluegreen or a third party immediately prior to the sale. Sales of VOIs owned by third parties are transacted as sales of VOIs in Bluegreen’s Vacation Club through the same selling and marketing process it uses to sell its VOI inventory. Bluegreen considers system-wide sales of VOIs to be an important operating measure because it reflects all sales of VOIs by its sales and marketing operations without regard to whether Bluegreen or a third party owned such VOI inventory at the time of sale. System-wide sales of VOIs should not be considered as an alternative to sales of VOIs or any other measure of financial performance derived in accordance with GAAP or to any other method of analyzing results as reported under GAAP.

The following supplemental table represents BBX Capital’s free cash flow  (1) for the three months ended March 31, 2019 and 2018 as well as a reconciliation of cash flow from operating activities to free cash flow (unaudited) (in thousands):

	For the Three Months Ended
	March 31,
	2019	2018
Cash flow from operating activities	$(6,566)	(1,682)
Capital expenditures for property and equipment	(9,693)	(8,075)
Free cash flow	$(16,259)	(9,757)

The following supplemental table represents Bluegreen’s free cash flow (1) for the three months ended March 31, 2019 and 2018 as well as a reconciliation of Bluegreen’s cash flows from operating activities to its free cash flow (unaudited) (in thousands):

	For the Three Months Ended
	March 31,
	2019	2018
Cash flow from operating activities	$10,942	13,463
Capital expenditures for property and equipment	(7,507)	(5,462)
Free cash flow	$3,435	8,001

(1)    Free cash flow is a non-GAAP measure and is defined as cash provided by operating activities less capital expenditures for property and equipment. The Company and Bluegreen focus on the generation of free cash flow. The Company considers free cash flow to be a useful supplemental measure of the Company’s and Bluegreen’s ability to generate cash flow from operations and is a supplemental measure of liquidity.  Free cash flow should not be considered as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of free cash flow may differ from the methodology utilized by other companies. Investors are cautioned that the item excluded from free cash flow is a  significant component in understanding and assessing the Company’s financial performance.

The following supplemental table presents Bluegreen’s EBITDA and Adjusted EBITDA,  (1) defined below, for the three months ended March  31, 2019 and 2018, as well as a reconciliation of Bluegreen’s net income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended
	March 31,
	2019	2018
Net income	$16,869	23,582
Provision for income taxes	5,303	7,201
Income before income taxes	22,172	30,783
Add/(Less):
Interest income (other than interest earned on VOI notes receivable)	(1,846)	(1,434)
Interest expense	4,244	3,056
Franchise taxes	34	81
Depreciation and amortization	3,365	2,927
Bluegreen EBITDA	27,969	35,413
EBITDA attributable to the noncontrolling
interest in Bluegreen/Big Cedar Vacations	(1,781)	(2,612)
Loss (gain) on assets held-for-sale	9	(20)
Corporate realignment costs	-	476
Adjusted EBITDA	$26,197	33,257

(1)  Bluegreen’s EBITDA is defined as earnings or net income, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen’s receivable-backed notes payable), income and franchise taxes, and depreciation and amortization. For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

Bluegreen’s Adjusted EBITDA is defined as EBITDA adjusted for amounts attributable to noncontrolling interest in Bluegreen/Big Cedar Vacations (in which Bluegreen has a 51% equity interest) and items that the Company believes are not representative of ongoing operating results.

The Company considers Bluegreen’s EBITDA and Adjusted EBITDA to be an indicator of Bluegreen’s operating performance, and they are used to measure Bluegreen’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the related depreciation and amortization expense among companies.

The Company considers Bluegreen’s Adjusted EBITDA to be a useful supplemental measure of Bluegreen’s operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of Bluegreen's financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of Bluegreen’s EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing Bluegreen’s financial performance.

The following supplemental table presents Renin’s EBITDA and Adjusted EBITDA,  (1) defined below, for the three months ended March  31, 2019 and 2018, as well as a reconciliation of Renin’s net income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended
	March 31,
	2019	2018
Net income from Renin	$636	(30)
Provision from income taxes	420	-
Income before income taxes	1,056	(30)
Add:
Interest expense	140	158
Depreciation and amortization	405	498
EBITDA	1,601	626
Foreign exchange (gain) loss	(5)	(52)
Adjusted EBITDA	$1,596	574

(1)  Renin’s EBITDA is defined as its earnings, or net income, before taking into account interest expense, income taxes, and depreciation and amortization, including the amortization of product displays provided to customers for marketing purposes that are presented as a reduction of trade sales under GAAP.

Renin’s Adjusted EBITDA is defined as EBITDA adjusted for foreign exchange gains and losses, as exchange rates may vary significantly among companies.

The Company considers Renin’s EBITDA and Adjusted EBITDA to be an indicator of Renin’s operating performance, and they are used to measure Renin’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry.

The Company considers Renin’s Adjusted EBITDA to be a useful supplemental measure of Renin’s operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of Renin’s financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company’s computation of Renin’s EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies, and investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing Renin’s financial performance.

The following supplemental table presents IT’SUGAR’s EBITDA and Adjusted EBITDA, (1) defined below, for the three months ended March  31, 2019 and 2018, as well as a reconciliation of IT’SUGAR’s net income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended
	March 31,
	2019	2018
Net income from IT’SUGAR	$(1,923)	(1,934)
Provision from income taxes	-	-
Income before income taxes	(1,923)	(1,934)
Add/(less):
Interest income	-	(1)
Interest expense	22	-
Depreciation and amortization	1,060	1,094
EBITDA and Adjusted EBITDA	$(841)	(841)

(1)  IT’SUGAR’s EBITDA is defined as earnings or net income, before taking into account interest income, interest expense and depreciation and amortization.

The Company considers IT’SUGAR’s EBITDA and Adjusted EBITDA to be an indicator of IT’SUGAR’s operating performance, and they are used to measure IT’SUGAR’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry.

The Company considers IT’SUGAR’s Adjusted EBITDA to be a useful supplemental measure of IT’SUGAR’s operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of IT’SUGAR’s financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company’s computation of IT’SUGAR’s EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies, and investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing IT’SUGAR’s financial performance.

The following supplemental table presents BBX Capital’s EBITDA and Adjusted EBITDA, (1) defined below, for the three months ended March  31, 2019 and 2018, as well as a reconciliation of BBX Capital’s net income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended
	March 31,
	2019	2018
Net income	$4,638	15,702
Provision (benefit) for income taxes	1,724	6,600
Income before income taxes	6,362	22,302
Add/(less):
Interest income (other than interest earned on
VOI notes receivable)	(1,253)	(2,229)
Interest expense	11,148	9,191
Interest expense on receivable-backed debt	(5,262)	(4,711)
Franchise taxes	34	81
Depreciation and amortization	5,623	5,137
EBITDA	16,652	29,771
EBITDA attributable to non-controlling interests	(4,196)	(5,822)
(Gain) loss on assets held-for-sale	9	(20)
Foreign exchange (gain) loss	(5)	(52)
Corporate realignment cost	618	1,101
Adjusted EBITDA	$13,078	24,978

(1)  BBX Capital’s EBITDA is defined as earnings or net income, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen’s receivable-backed notes payable), income and franchise taxes, and depreciation and amortization. For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

BBX Capital’s Adjusted EBITDA is defined as EBITDA adjusted for amounts attributable to noncontrolling interest in Bluegreen and Bluegreen/Big Cedar Vacations (in which Bluegreen has a 51% equity interest) and items that the BBX Capital believes are not representative of ongoing operating results including restructuring charges and goodwill impairment losses.

BBX Capital considers EBITDA and Adjusted EBITDA to be an indicator of BBX Capital’s operating performance, and they are used to measure BBX Capital’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the related depreciation and amortization expense among companies.

BBX Capital considers Adjusted EBITDA to be a useful supplemental measure of its operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of BBX Capital’s financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. BBX Capital’s EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing BBX Capital’s financial performance.